As filed with the Securities and Exchange Commission on February 17, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PITNEY BOWES INC.
(Exact name of registrant as specified in its charter)

Delaware	06-0495050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Pitney Bowes Inc.
3001 Summer Street
Stamford, CT 06926
(203) 356-5000

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Ana Maria Chadwick
Executive Vice President and Chief Financial Officer
Pitney Bowes Inc.
3001 Summer Street
Stamford, CT 06926
(203) 356-5000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Daniel J. Goldstein Pitney Bowes Inc. 3001 Summer Street Stamford, CT 06926 (203) 351-6365	Andrew Fabens Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4000

 Approximate date of commencement of proposed sale to the public:From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PROSPECTUS

Debt Securities
Preferred Stock
Preference Stock
Common Stock
Purchase Contracts
Depositary Shares
Warrants
Units

We may offer from time to time:

●	senior or subordinated debt securities;
●	shares of our preferred stock;
●	shares of our preference stock;
●	shares of our common stock;
●	purchase contracts for the purchase or sale of certain specified securities;
●	depositary shares representing fractional shares of our preferred stock or preference stock;
●	warrants for the purchase of certain specified securities;
●	units consisting of certain specified securities; or
●	any combination of these securities.

We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “PBI.”

The mailing address of our principal executive offices is 3001 Summer Street, Stamford, Connecticut 06926. Our telephone number is (203) 356-5000.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2022, or our subsequent filings with the Securities and Exchange Commission, incorporated in this prospectus by reference, for information about risks you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated February 17, 2023

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or SEC. By using a shelf registration process, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. Any prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date of such document.

Except where the context requires otherwise, in this prospectus the terms “Pitney Bowes,” “we,” “us” and “our” refer to Pitney Bowes Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains these filings at http://www.sec.gov.

Information about us, including our SEC filings, is also available at our Internet site at http://www.pb.com. However, any information on our Internet site is not a part of this prospectus or the accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	the description of our common stock contained in our Form 8-A filed February 16, 1996, Form 8-A/A filed January 16, 1998 and Form 8-A/A filed December 19, 2003, as updated by Exhibit 4 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 17, 2023 and as subsequently amended or updated;

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 17, 2023; and

●	our Current Reports on Form 8-K filed on January 3, 2023 and January 23, 2023.

You may obtain at no cost a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference in this prospectus (excluding certain exhibits to the documents) by writing or telephoning us at the following address:

Pitney Bowes Inc.
3001 Summer Street
Stamford CT 06926
(203) 356-5000
Attention: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement and any free writing prospectus provided, authorized or approved by us. We have not authorized anyone else to provide you with other information.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that are forward-looking. We believe that these forward-looking statements are reasonable based on our current expectations and assumptions. However, we caution readers that any forward-looking statement within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 are subject to risks and uncertainties and actual results could differ materially. Words such as “estimate,” “target,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements in this prospectus speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents.

Cautionary statements setting forth important factors that could cause actual results to differ materially from those in our forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference, and also may be discussed in a prospectus supplement hereto or our future SEC filings that are incorporated by reference.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, before making an investment in our securities. In addition, any prospectus supplement may include a discussion of additional risk factors or other special considerations applicable to the securities being offered.

THE COMPANY

Pitney Bowes Inc. is a global shipping and mailing company that provides technology, logistics, and financial services to small and medium sized businesses, large enterprises, including more than 90 percent of the Fortune 500, retailers and government clients around the world. These clients rely on us to remove the complexity and increase the efficiency in their sending of mail and parcels. Our world headquarters are located at 3001 Summer Street, Stamford, CT 06926. Our telephone number is (203) 356-5000. For more information about us, our products, services and solutions, visit www.pitneybowes.com.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of outstanding debt, acquisitions, additions to working capital, capital expenditures and investments.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Except where the context requires otherwise, in this Description of Debt Securities the term the “Company” refers to Pitney Bowes Inc., a Delaware corporation, and does not include its subsidiaries.

Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, to be entered into between us and Truist Bank or another indenture trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and Truist Bank or another indenture trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. The indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The form of senior indenture and form of subordinated indenture have each been filed as an exhibit to this registration statement The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

The senior debt securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

●	the title of the debt securities;

●	any limit upon the aggregate principal amount of the debt securities;
●	the price at which the Company will issue the debt securities;
●	if other than 100% of the principal amount of the debt securities, the percentage of their principal amount payable upon maturity;
●	the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);
●	the rate or rates (or method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable and the dates on which any other amounts, if any, will be payable;
●	if other than as set forth herein, the place or places where the principal of, premium and other amounts, if any, and interest, if any, on the debt securities will be payable;
●	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;
●	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;
●	if other than U.S. dollars, the foreign currencies or units based on or related to foreign currencies in which the debt securities may be denominated or payable;
●	our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;
●	the name of the trustee and any authenticating agent, paying agent, transfer agent or registrar for the debt securities;
●	whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee;
●	the ranking of such debt securities as senior debt securities or subordinated debt securities;
●	whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;
●	whether the debt securities are convertible into our common stock and, if so, the terms and conditions of such conversion; and
●	whether the debt securities are subject to a periodic offering.

“Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued only in fully registered form and, unless otherwise provided in the prospectus supplement relating to any debt securities, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

The indentures require the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the indentures.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly-leveraged transaction.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Merger

Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:

●	either the Company is the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and
●	immediately after such merger, consolidation, sale, conveyance or lease, the Company or such successor corporation, as the case may be, is not in material default in the performance or observance of any such covenant or condition.

Additional Covenants

Although the indentures generally do not contain financial or similar restrictive covenants, the applicable prospectus supplement will describe any additional covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby.

Events of Default

Except as set forth in the prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indentures as:

●	default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;
●	default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;
●	default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or
●	certain events of bankruptcy, insolvency or reorganization of the Company.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities and, if added, will be described in the prospectus supplement relating to such debt securities.

The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

Except as set forth in the prospectus supplement relating to any debt securities, the indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to the trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or the indenture and subject to certain other limitations.

No holder of any debt security of any series will have any right under the applicable indenture to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series also shall have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding, and the trustee shall have failed to institute the proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Satisfaction and Discharge of Indentures

The indenture will be discharged and cancelled with respect to any series of debt securities-except for certain specified surviving obligations including the Company’s obligation to pay the principal of and interest on the debt securities of such series-upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

The indentures contain provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. No such supplemental indenture, however, may:

●	extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;
●	reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or
●	reduce the amount of principal payable upon acceleration of the maturity date of any Original Issue Discount Security.

Additionally, in certain circumstances prescribed in the indentures governing the relevant series of debt securities, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

The indentures provide, if such provision is made applicable to the debt securities of any series, that the Company may elect to terminate, and be deemed to have satisfied and to be discharged from, all its obligations with respect to such series of debt securities-except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to compensate and indemnify the trustee and to pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due-upon the deposit with the trustee, in trust for such purpose, of funds or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. We call this termination, satisfaction and discharge “defeasance.” Such a trust may be established only if, among other things:

●	the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, which opinion of counsel must be based upon:
●	a ruling of the U.S. Internal Revenue Service to the same effect; or
●	a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required;
●	no Event of Default shall have occurred or be continuing; and
●	such deposit shall not result in a breach or violation of, or constitute a default under the applicable indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

Subordination of Subordinated Debt Securities

The senior debt securities will constitute part of our Senior Indebtedness and will rank pari passu with all outstanding Senior Indebtedness. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.

Except as set forth in the related prospectus supplement, “Senior Indebtedness” means:

●	the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;
●	purchase money and similar obligations;
●	obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;
●	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;
●	renewals, extensions and refunding of any such indebtedness;
●	interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and
●	obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described above expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of the Company’s assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the Company’s assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by global securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons. If the aggregate principal amount of any issue of debt securities is $500 million or less, then one fully-registered security certificate will be issued for such issue, in the aggregate principal amount of such issue. If the aggregate principal amount of any issue of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue. In either case, the fully-registered certificate(s) will be deposited with The Depository Trust Company (“DTC”), New York, NY. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.

We anticipate that DTC will act as Debt Depository and that the global securities representing the debt securities will be registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole Holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may limit the transferability of beneficial interests in a global security.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical settlement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, the debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the debt security documents. For example, Beneficial Owners may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from an issuer or trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our or the trustee’s responsibility, disbursement of such payments to Direct Participants will be DTC’s responsibility, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its debt securities purchased or tendered, through its Participant, to the tender or remarketing agent, and shall effect delivery of such debt securities by causing the Direct Participant to transfer the Participant’s interest in the debt securities, on DTC’s records, to the tender or remarketing agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by book-entry credit of tendered debt securities to the tender or remarketing agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, debt security certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through (DTC or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK

The following description of the material terms of our preferred stock and preference stock is based on the provisions of our restated certificate of incorporation. For more information as to how you can obtain a current copy of our restated certificate of incorporation, see “Where You Can Find More Information.” Except where the context requires otherwise, in this Description of Preferred Stock and Preference Stock, the term the “Company” refers to Pitney Bowes Inc., a Delaware corporation, and does not include its subsidiaries.

Under the restated certificate of incorporation, the Company is authorized to issue up to 480,000,000 shares of common stock with a par value of $1.00 per share, 600,000 shares of cumulative preferred stock with a par value of $50.00 per share and 5,000,000 shares of preference stock without a par value.

We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

Preferred Stock

We may issue preferred stock from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, our board of directors is authorized to determine the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, for each series of preferred stock that may be issued and to fix the number of shares of each series.

Dividends. Holders of preferred shares of each series will be entitled to receive, when and as declared by our board of directors out of funds legally available for the payment of dividends, cumulative dividends at the rate determined by our board of directors for that series. Dividends on the preferred shares will accrue from the date fixed by our board of directors for that series. Unless we have declared and paid in full all dividends payable on all of our outstanding preferred shares for the current period and all prior periods, we will not be allowed to make any dividend payments (other than a dividend in common stock or in any other class of stock ranking junior to the preferred shares) on any class of stock that is subordinate to our preferred shares and we will not be allowed to redeem or otherwise repurchase any shares of any class of stock which ranks equally with or subordinate to our preferred shares.

Accrued and unpaid dividends on the preferred shares will not bear interest.

Redemption. We have the right to redeem either all or a portion of the outstanding preferred shares of any series at any time, as determined by our board of directors. Preferred shares will be redeemed at par value, plus accrued and unpaid dividends and, if our board of directors has so determined for a series of preferred stock, a redemption premium. If we decide to redeem fewer than all of the outstanding preferred shares of any series, our board of directors will determine the method of selecting which shares to redeem.

Conversion or Exchange Rights. The prospectus supplement relating to any series of preferred stock that is convertible or exchangeable will state the terms determined by our board of directors upon which shares of that series are convertible into or exchangeable for shares of common or preference stock or another series of preferred stock of the Company or securities of any third party.

Liquidation. In the event of our voluntary or involuntary liquidation, before any distribution of assets would be made to the holders of any class of shares ranking subordinate to the preferred shares as to assets, the holders of the preferred shares of each series would be entitled to receive out of our assets available for distribution to our shareholders the sum of the par value for that series and an amount equal to all accrued and unpaid dividends on those shares. In the event of a voluntary liquidation, the holders of preferred shares also would receive the premium, if any, assigned to that series by our board of directors. The holders of all series of preferred shares would be entitled to share ratably, in accordance with the respective amounts payable on their shares, in any distribution upon liquidation that is not sufficient to pay in full the aggregate amounts payable on all of those shares. After payment in full of the liquidation preference of the preferred shares, the holders of those shares would not be entitled to any further participation in any distribution of our assets. Neither the consolidation or merger of the Company with or into any other corporation or corporations, nor the merger or consolidation of any other corporation into and with the Company, will be deemed to be a voluntary or involuntary liquidation if the transaction is consented to by the holders of 662∕3% of the outstanding preferred shares. However, the sale, exchange or transfer of all or substantially all of the assets of the Company would be deemed a voluntary liquidation of the Company for purposes of payment of the liquidation preference of the preferred shares.

Voting. The preferred shares of a series will not be entitled to vote, except as required by applicable law or as provided in our restated certificate of incorporation. Each share of a series of preferred shares will be entitled to one vote on matters on which holders of that series are entitled to vote. Our restated certificate of incorporation provides that we may not create, authorize or issue a class of stock ranking senior to the preferred shares or amend the restated certificate of incorporation in a manner adverse to the preferred shares, or engage in a voluntary liquidation, dissolution or winding up, a sale, lease or conveyance of all or substantially all of the property or business of the Company or certain mergers or consolidations without the affirmative vote of the holders of at least two-thirds of the affected outstanding preferred shares, voting as a class. In addition, our restated certificate of incorporation provides that whenever dividends on the preferred shares are in arrears in an aggregate amount equal to six quarterly dividend periods or we fail to retire or repurchase any shares of preferred stock that we are obligated to retire or repurchase, then the holders of all series of outstanding preferred shares, voting as a class, would be entitled to elect one-third of the total number of directors, but not less than three directors. We may not increase the amount of preferred shares or authorize or create any shares of any other class of stock ranking equal to the preferred shares as to dividends or assets or otherwise without the consent of the holders of at least a majority of all the outstanding preferred shares, voting as a class.

Preference Stock

We may issue preference stock from time to time in one or more series, without stockholder approval. The preference shares rank as to dividends and assets junior to the preferred shares but senior to the common stock and to any other capital stock of the Company that we may authorize in the future, other than capital stock that by its terms ranks senior or equal to the preference shares and that is authorized as described below under “Voting.” Each series of preference shares will rank equally to each other series of preference shares as to dividends and assets, unless the prospectus supplement relating to a particular series of preference shares states that our board of directors has determined that shares of that series rank junior to the other series of preference shares as to dividends or assets or both.

Subject to the limitations prescribed by law, our board of directors is authorized to determine the voting powers, if any, designations, preferences and relative, participating, optional, conversion and other rights, and the qualifications, limitations or restrictions for each series of preference stock that may be issued and to fix the number of shares of each series.

Dividends. Holders of preference shares of each series will be entitled to receive, when and as declared by our board of directors out of funds legally available for the payment of dividends, cumulative dividends at the rate determined by our board of directors for that series. Dividends on the preference shares will accrue from the date fixed by our board of directors for that series. Because the preference shares rank junior to the preferred shares, unless we have declared and paid in full all dividends payable on all of our outstanding preferred shares for the current period and all prior periods, we will not be allowed to make any dividend payments on the preference shares and we will not be able to redeem or repurchase any preference shares. We will not be allowed to make any dividend payment on any series of preference shares unless at the same time we pay dividends, in the same proportion to the preferential dividend rates, for each other series of preference shares ranking equally with that series. In addition, unless we have paid in full all dividends payable on all of our outstanding preference shares for the current period and all prior periods, we will not be allowed to make any dividend payments on any class of stock that is subordinate to our preference shares and we will not be allowed to redeem or otherwise repurchase any shares of any class of stock which ranks equally with or subordinate to our preference shares.

Accrued and unpaid dividends on the preference shares will not bear interest.

Redemption. The terms, if any, on which preference shares of any series may be redeemed will be determined by our board of directors and described in a prospectus supplement.

If we decide to redeem fewer than all of the outstanding preference shares of any series, our board of directors will determine the method of selecting which shares to redeem.

Conversion or Exchange Rights. The prospectus supplement relating to any series of preference stock that is convertible or exchangeable will state the terms determined by our board of directors upon which shares of that series are convertible into or exchangeable for shares of common stock or another series of preference stock of the Company or securities of any third party.

Liquidation. In the event of our voluntary or involuntary liquidation, before any distribution of assets is made to the holders of any class of shares ranking as to assets subordinate to the preference shares, the holders of the preference shares of each series would be entitled to receive out of our assets available for distribution to our shareholders the preferential amount, in cash, that will be determined by our board of directors for that series when that series is established and an amount equal to all accrued and unpaid dividends on those shares, but the holders of the preference shares would not be entitled to receive the liquidation preference of their shares until the liquidation preference of the preferred shares outstanding at the time had been paid in full. The holders of all series of preference shares would be entitled to share ratably, in accordance with the respective amounts payable on their shares, in any distribution upon liquidation that is not sufficient to pay in full the aggregate amounts payable on those shares, except to the extent that the prospectus supplement relating to a particular series of preference shares states that our board of directors has determined that the shares of that series rank junior to the other series of preference shares as to dividends or assets. After payment in full of the liquidation preference of the preference shares, the holders of those shares would not be entitled to any further participation in any distribution of our assets.

Voting. The preference shares of a series will not be entitled to vote, except as required by applicable law or our restated certificate of incorporation or provided by resolution of our board of directors creating such series. Unless the prospectus supplement relating to a series of preference shares states that our board of directors has determined otherwise, each share of a series will be entitled to one vote on matters on which holders of that series are entitled to vote. Notwithstanding the foregoing, our restated certificate of incorporation provides that we may not create, authorize or increase the authorized amount of any class of stock having preference or priority as to dividends or assets over the preference shares without the affirmative vote of the holders of at least two-thirds of the preference shares, irrespective of series. We may not increase the authorized amount of preference stock or of any previously authorized class of stock ranking equally with the preference stock as to dividends or assets, or authorize or create any class of stock ranking equally with the preference stock as to dividends or assets, without the consent of the holders of a majority of the outstanding preference shares, irrespective of series. Whenever dividends on the preference shares are in arrears in an aggregate amount equal to six quarterly dividend periods, then the holders of preference shares, voting as a class, will be entitled to elect two directors.

DESCRIPTION OF COMMON STOCK

The following summary description sets forth some of the general terms and provisions of our common stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our common stock, you should refer to the provisions of our restated certificate of incorporation and our by-laws, as amended and restated, each of which is an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2022. For more information as to how you can obtain a current copy of our restated certificate of incorporation, see “Where You Can Find More Information.” Except where the context requires otherwise, in this Description of Common Stock and Preference Stock, the term the “Company” refers to Pitney Bowes Inc., a Delaware corporation, and does not include its subsidiaries.

Under the restated certificate of incorporation, the Company is authorized to issue up to 480,000,000 shares of common stock with a par value of $1.00 per share, 600,000 shares of cumulative preferred stock with a par value of $50.00 per share and 5,000,000 shares of preference stock without a par value.

General

The shares of common stock currently outstanding are fully paid and nonassessable. As of January 31, 2023, there were 174,184,551 shares of common stock outstanding and no shares of preferred stock or preference stock outstanding. The Board of Directors has the authority to make, alter, amend or repeal the by-laws, subject to certain limitations set forth in the restated certificate of incorporation and the by-laws.

No Preemptive, Redemption or Conversion Rights

Our common stock is not redeemable, is not subject to sinking fund provisions, does not have any conversion rights and is not subject to call. Holders of shares of our common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of the Company.

Voting Rights

Holders of shares of our common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of the Company. Holders of shares of our common stock do not have cumulative voting rights.

Board of Directors

Our Board of Directors is not classified. Our by-laws establish that the size of the whole Board of Directors shall be not less than 3, with the exact number of directors to be fixed from time to time by a duly adopted resolution of the Board of Directors.

No Action by Stockholder Consent

The restated certificate of incorporation prohibits action that is required or permitted to be taken at any annual or special meeting of stockholders of the Company from being taken by the written consent of stockholders without a meeting.

Power to Call Special Stockholder Meeting

Under Delaware law, a special meeting of stockholders may be called by our Board of Directors or by any other person authorized to do so in the restated certificate of incorporation or by-laws. Pursuant to our by-laws, special meetings of the stockholders may be called, for any purpose or purposes, only by the Board of Directors at any time pursuant to a resolution approved by the majority of the Board of Directors.

Advance Notice Requirements

Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or other business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals of these kinds must be timely given in writing to the Secretary of the Company before the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals generally must be delivered no later than the 90th and no earlier than the 120th day before the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or 60 days after such anniversary, notice must be delivered no earlier than the 120th day before such annual meeting and no later than the latest of (i) the 90th day before such annual meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement is first made. The notice must contain certain information specified in the by-laws.

Dividend Rights

Subject to the preferences applicable to any outstanding shares of preferred stock or preference stock, the holders of our common stock are entitled to receive dividends, if any, when and as declared, from time to time, by our Board of Directors out of the assets legally available therefor.

Liquidation, Dissolution or Similar Rights

Subject to the preferences applicable to any outstanding shares of preferred stock or preference stock, upon the dissolution, liquidation or winding up of the Company, the remainder of the assets of the Company shall be distributed ratably among the holders of the shares of our common stock at the time outstanding.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, purchase contracts, warrants or units issued by us that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered under this prospectus.

VALIDITY OF THE SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by us. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee	$	*
Federal Taxes		*
State Taxes and Fees		*
Printing Fees and Expenses		*
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Trustee Fees and Expenses		*
Rating Agency Fees		*
Miscellaneous
Total	$	*

 *            To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law allows for indemnification of any person who has been made, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the registrant or by reason of the fact that he or she is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In certain circumstances, indemnity may be provided against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in a manner reasonably believed by him to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the registrant, no indemnification may be made if the person is found to be liable to the corporation, unless and only to the extent the court in which the proceeding is brought or the Delaware Court of Chancery orders such indemnification.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation includes a provision limiting such liability.

The Restated Certificate of Incorporation of the Company provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Such right to indemnification is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to such indemnity.

The foregoing statements are specifically made subject to the detailed provisions of the Delaware General Corporation Law, the Restated Certificate of Incorporation of the Company and the underwriting agreements and distribution agreements filed as exhibits to this registration statement or to our future SEC filings that are incorporated by reference.

The Company has a directors and officers liability insurance policy that will reimburse the Company for any payments that it shall make to directors and officers pursuant to law or the indemnification provisions of its Restated Certificate of Incorporation and that will, subject to certain exclusions contained in the policy, further pay any other costs, charges and expenses and settlements and judgments arising from any proceeding involving any director or officer of the Company in his or her past or present capacity as such, and for which he may be liable, except as to any liabilities arising from acts that are deemed to be uninsurable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 16.	Exhibits

Exhibits Number	Description
1(a)	Form of Underwriting Agreement for debt securities or warrants to purchase debt securities (incorporated by reference to Exhibit 1(a) to Form S-3 filed June 18, 2008).
1(b)	Form of Underwriting Agreement for equity securities or warrants to purchase equity securities (incorporated by reference to Exhibit 1(b) to Form S-3 filed November 16, 2004).
1(c)	Form of Underwriting Agreement for convertible debt securities or warrants to purchase convertible debt securities (incorporated by reference to Exhibit 1(c) to Form S-3 filed November 16, 2004).
1(d)	Form of Distribution Agreement.*
3(a)	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i)(a) to Form 8-K filed September 30, 2019).
3(b)	Amended and Restated By-laws (incorporated by reference to Exhibit (3) to Form 8-K filed May 15, 2013).
4(a)	Form of Senior Debt Indenture.

4(b)	Form of Subordinated Debt Indenture.
4(c)	Form of Global Senior Note.*
4(d)	Form of Global Senior Convertible Note.*
4(e)	Form of Global Subordinated Note.*
4(f)	Form of Global Subordinated Convertible Note.*
4(g)	Specimen of Certificate Representing the Company’s Common Stock (incorporated by reference to Exhibit 4.1 to Form S-3 filed October 26, 2001).
4(h)	Form of Certificate of Designation for Preferred Stock of the Company.*
4(i)	Form of Certificate of Designation for Preference Stock of the Company.*
4(j)	Form of Warrant Agreement.*
4(k)	Form of Depositary Agreement.*
4(l)	Form of Depositary Receipt.*
4(m)	Form of Purchase Contract Agreement.*
4(n)	Form of Unit Agreement.*
4(o)	Form of Unit Certificate.*
5	Opinion of Gibson, Dunn & Crutcher LLP.
23(a)	Consent of PricewaterhouseCoopers LLP.
23(b)	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
24	Power of Attorney (included on signature page).
25	Statement of Eligibility of Truist Bank on Form T-1 under the Trust Indenture Act of 1939, as amended, and in respect of the form of Senior Debt Indenture and the form of Subordinated Debt Indenture.
107	Filing Fee Table

*              To be filed as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser.

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	For any offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and the State of Connecticut, on February 17, 2023.

PITNEY BOWES INC.
By:	/s/ Ana Maria Chadwick
Name:	Ana Maria Chadwick
Title:	Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Marc B. Lautenbach, Ana Maria Chadwick, Daniel J. Goldstein and Debbie Salce, and each one of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, and granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all things that each of said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc B. Lautenbach	President and Chief Executive Officer (Principal Executive Officer) and Director	February 17, 2023
Marc B. Lautenbach
/s/ Ana Maria Chadwick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 17, 2023
Ana Maria Chadwick
/s/ Joseph R. Catapano	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 17, 2023
Joseph R. Catapano
/s/ Michael I. Roth	Non-Executive Chairman and Director	February 17, 2023
Michael I. Roth
/s/ Anne M. Busquet	Director	February 17, 2023
Anne M. Busquet
/s/ Robert M. Dutkowsky	Director	February 17, 2023
Robert M. Dutkowsky
/s/ Mary J. Steele Guilfoile	Director	February 17, 2023
Mary J. Steele Guilfoile
/s/ S. Douglas Hutcheson	Director	February 17, 2023
S. Douglas Hutcheson

Signature	Title	Date

/s/ Linda S. Sanford	Director	February 17, 2023
Linda S. Sanford
/s/ David L. Shedlarz	Director	February 17, 2023
David L. Shedlarz
/s/ Sheila A. Stamps	Director	February 17, 2023
Sheila A. Stamps